Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 27, 2026 (the “Closing Date”), Lattice Semiconductor Corporation, a Delaware corporation (“Lattice” or the “Company”), completed the previously disclosed transactions contemplated by that certain Agreement and Plan of Merger by and among the Company, certain of its wholly owned subsidiaries, AMI TopCo, Inc. (“AMI”) and THL AMI Aggregator, LP (“THL”) (solely in its capacity as the representative of securityholders of AMI), dated as of May 4, 2026 (the “Merger Agreement”). Under the terms of the Merger Agreement, the Company acquired AMI (the “Acquisition”), for total consideration of approximately $1 billion in cash and approximately 5.2 million shares of Lattice common stock and restricted stock units, subject to adjustments set forth in the Merger Agreement. The Company funded the cash consideration for the Acquisition (including refinancing outstanding indebtedness of AMI) from cash on hand and borrowings pursuant to the previously disclosed Second Amended and Restated Credit Agreement (“Credit Agreement”), which provides for a senior secured revolving loan facility of $200 million dollars and a senior secured delayed draw term loan facility of $950 million dollars. Pursuant to the Credit Agreement, the Company borrowed $925 million in aggregate principal amount of loans under the delayed draw term loan facility at the Closing Date, and a portion of these proceeds were used to fund the cash consideration of the Acquisition.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of July 4, 2026 combines the unaudited consolidated balance sheet of Lattice as of July 4, 2026 with the unaudited consolidated balance sheet of AMI as of June 30, 2026, giving effect to the Acquisition as if it had been consummated on July 4, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended July 4, 2026 combines the unaudited consolidated statement of operations of Lattice for the six months ended July 4, 2026 with the unaudited consolidated statement of operations of AMI for the six months ended June 30, 2026, giving effect to the Acquisition as if it had been consummated on December 29, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended January 3, 2026 combines the audited consolidated statement of operations of Lattice for the year ended January 3, 2026 with the audited consolidated statement of operations of AMI for the year ended December 31, 2025, giving effect to the Acquisition as if it had been consummated on December 29, 2024.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical audited consolidated financial statements of Lattice as of and for the year ended January 3, 2026, as included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026;

•

The historical unaudited consolidated financial statements of Lattice as of and for the six months ended July 4, 2026, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026;

•

The historical audited financial statements of AMI as of and for the year ended December 31, 2025, included as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached; and

•

The historical unaudited consolidated financial statements of AMI as of and for the six months ended June 30, 2026, included as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached.

Accounting for the Acquisition

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). Lattice has been identified as an accounting acquirer for accounting purposes, and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, AMI’s assets and liabilities are recorded at their respective fair values. Any difference between the purchase price for AMI and the fair value of the identifiable net assets acquired (including intangibles) is recorded as goodwill. The assets and liabilities of AMI have been measured based on various preliminary estimates using assumptions that Lattice’s management believes were reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.

Differences between these preliminary estimates and the final purchase accounting may occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined Company’s future results of operations and financial position.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from what will be recorded upon completion of the final purchase price allocation.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Acquisition, which are discussed in further detail below. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the combined Company’s consolidated results of operations or the consolidated financial position that would actually have occurred had the Acquisition been consummated on the dates assumed or to project the combined Company’s consolidated results of operations or consolidated financial position for any future date or period. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Acquisition.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial information are those used by Lattice as set forth in the audited historical financial statements. Based on the Company’s initial review, the Company has made pro forma adjustments to the timing and recognition of certain revenues of AMI to align the historical revenue recognition policies of the AMI with the revenue recognition policies of the Company. Apart from this, there are no material adjustments required at this time to conform AMI’s historical financial information to Lattice’s significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences being identified. Additionally, Lattice has included certain preliminary presentation adjustments for consistency in the financial statement presentation. See Notes 2 below for more information.

Lattice and AMI have not had any historical material relationship prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of July 4, 2026

(in thousands)

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$173,305	$30,525	$(1,005,717	) (A)	$918,358	(D)	$90,253
			(17,767	) (B)
			(8,451	) (C)
Restricted cash		2,185					2,185
Accounts receivable, net	120,024	47,103					167,127
Inventories, net	100,501	145					100,646
Prepaid expenses and other current assets	44,308	16,340	(106	) (A)			60,542

Total current assets	438,138	96,298	(1,032,041)		918,358		420,753
Restricted cash, net of current portion		28					28
Property and equipment, less accumulated depreciation	80,550	5,573					86,123
Operating lease right-of-use assets	36,161	12,267	6,811	(A)			55,239
Intangible assets, net	20,082	347,207	203,794	(A)			571,083
Goodwill	315,358	211,887	840,039	(A)			1,367,284
Deferred income taxes	62,454	767	(59,987	) (A)			3,234
Other long-term assets	23,438	1,165					24,603

Total assets	$976,181	$675,192	$ (41,384)		$918,358		$2,528,347
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$80,894	$5,336					$86,230
Accrued liabilities	32,691	15,128	8,283	(A)			52,605
			(3,497	) (B)
Accrued payroll obligations	31,281	8,778	814	(A)			41,019

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
			146	(C)
Current portion of long-term debt		1,368	(1,368	) (A)	34,687	(D)	34,687
Current portion of contract liabilities		16,126					16,126

Total current liabilities	144,866	46,736	4,378		34,687		230,667
Long-term debt, net of unamortized deferred financing costs		262,918	(262,918	) (A)	883,671	(D)	883,671
Long-term operating lease liabilities, net of current portion	32,591	11,041	5,101	(A)			48,733
Contract liabilities, non-current		3,801					3,801
Other long-term liabilities	11,197	22,627	(19,769	) (A)			14,055

Total liabilities	188,654	347,123	(273,208)		918,358		1,180,927
Contingencies
Equity
Common stock	1,372	3	44	(A)			1,419
Additional paid-in capital	537,179	340,476	242,237	(A)			1,119,892
Retained earnings	253,358	(11,614)	11,614	(A)			230,491
			(14,270	) (B)
			(8,597	) (C)
Accumulated other comprehensive loss	(4,382)	(796)	796	(A)			(4,382)

Total stockholders’ equity	787,527	328,069	231,824		—		1,347,420

Total liabilities and stockholders’ equity	$976,181	$675,192	$(41,384)		$918,358		$2,528,347

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended July 4, 2026

(In thousands, except per share data)

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)		Financing Adjustments (Note 4)		Pro Forma Combined
Revenue	$371,976	$104,209					$476,185
Cost of revenue	113,012	30,217	(9	) (AA)			146,068
			2,848	(DD)

Gross margin	258,964	73,992	(2,839)		—		330,117

Operating expenses:
Research and development	115,067	17,857	(54	) (AA)			143,692
			10,822	(DD)
Selling, general, and administrative	90,383	29,154	(323	) (AA)			130,358
			11,144	(DD)
Amortization of acquired intangible assets	39	20,575	13,296	(AA)			33,910
Restructuring and other	625						625
Acquisition related	4,429						4,429

Total operating expenses	210,543	67,586	34,885		—		313,014
Income from operations	48,421	6,406	(37,724)		—		17,103
Interest income (expense), net	1,181	(12,762)	12,843	(EE)	(25,931	) (FF)	(24,669)
Other income (expense), net	(5,119)	376					(4,743)

Income (loss) before income taxes	44,483	(5,980)	(24,881)		(25,931)		(12,309)

Income tax expense	3,307	(2,814)	(5,225	) (GG)	(5,446	) (GG)	(10,178)

Net income (loss)	$41,176	$(3,166)	$(19,656)		$(20,485)		$(2,131)

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)	Financing Adjustments (Note 4)	Pro Forma Combined
Net income (loss) per share:
Basic	$0.30				(0.02)

Diluted	$0.29				(0.02)

Shares used in per share calculations:
Basic	136,932				141,673

Diluted	140,024				141,673

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended January 3, 2026

(In thousands, except per share data)

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)		Financing Adjustments (Note 4)		Pro Forma Combined
Revenue	$523,262	$202,759					$726,021
Cost of revenue	166,319	60,527	(11	) (AA)			232,530
			5,695	(DD)

Gross margin	356,943	142,232	(5,684)		—		493,491

Operating expenses:
Research and development	187,983	42,805	(27	) (AA)			252,405
			21,644	(DD)
Selling, general, and administrative	153,632	38,042	175	(AA)			236,095
			14,270	(BB)
			8,597	(CC)
			21,379	(DD)
Amortization of acquired intangible assets	52	41,492	26,251	(AA)			67,795
Restructuring and other	4,044	—					4,044

Total operating expenses	345,711	122,339	92,289		—		560,339

Income from operations	11,232	19,893	(97,973)		—		(66,848)
Interest income (expense), net	2,896	(27,046)	27,184	(EE)	(53,348	) (FF)	(50,314)
Other income (expense), net	(751)	369					(382)

Income (loss) before income taxes	13,377	(6,784)	(70,789)		(53,348)		(117,544)

Income tax expense	10,293	865	(14,866	) (GG)	(11,203	) (GG)	(14,911)

Net income (loss)	$3,084	$(7,649)	$(55,923)		$(42,145)		$(102,633)

	Lattice Semiconductor Historical	AMI Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)	Financing Adjustments (Note 4)	Pro Forma Combined
Net income (loss) per share:
Basic	$0.02				$(0.72)

Diluted	$0.02				$(0.72)

Shares used in per share calculations:
Basic	137,091				141,832

Diluted	138,238				141,832

Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Acquisition had been consummated on July 4, 2026, in the case of the unaudited pro forma condensed combined balance sheet, and on December 29, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations, in the case of the unaudited pro forma condensed combined statements of operations, as if the Acquisition had been consummated.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, AMI’s assets and liabilities are recorded at their respective fair values. Any difference between the purchase price for AMI and the fair value of the identifiable net assets acquired (including intangibles) is recorded as goodwill. The pro forma adjustments are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs have been expensed as incurred under ASC 805.

Lattice performed a preliminary review to identify any accounting policy differences between the accounting policies used in AMI’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated, with the Company identifying no differences apart from certain pro forma adjustments to the timing and recognition of certain revenues of AMI to align the historical revenue recognition policies of the AMI with the revenue recognition policies of the Company. A more comprehensive comparison and assessment will occur, which may result in the identification of differences that could be material.

2. Presentation Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Lattice’s unaudited condensed consolidated financial statements as of and for the six months ended July 4, 2026. Certain presentation adjustments are reflected in the unaudited pro forma condensed combined balance sheet and statement of operations to conform presentation between Lattice and AMI.

Refer to the table below for a summary of identified presentation adjustments made to present AMI’s consolidated balance sheet as of June 30, 2026, to conform presentation to that of Lattice (in thousands):

AMI Consolidated Balance Sheet Line Items	Lattice Semiconductor Consolidated Balance Sheet Line Items	AMI Historical	Presentation Adjustments	Note	AMI Historical (As Adjusted)
Assets	Assets
Current assets:	Current assets:
Cash and cash equivalents	Cash and cash equivalents	$30,275	$250	(e)	$30,525
Restricted cash	Restricted cash	2,185			2,185
Accounts receivable and contract assets, net of allowance for credit losses	Accounts receivable, net	50,691	(3,588)	(a)	47,103
Inventories, net of allowances for obsolete inventory	Inventories, net	145			145
Prepaid expenses and other current assets	Prepaid expenses and other current assets	3,365	12,975	(a), (d)	16,340
Short-term investments		250	(250)	(e)	—

	Total current assets	86,911	9,387		96,298
Restricted cash, net of current portion	Restricted cash, net of current portion	28			28
Property and equipment, net	Property and equipment, less accumulated depreciation	5,573			5,573
Operating lease right-of-use assets	Operating lease right-of-use assets	12,267			12,267
Developed technology, net	Intangible assets, net	73,866	273,341	(f)	347,207
Trademarks, net		10,994	(10,994)	(f)
Customer relationship, net		262,347	(262,347)	(f)
Goodwill	Goodwill	211,887			211,887
Deferred taxes, net	Deferred income taxes	767			767
Other assets	Other long-term assets	1,165			1,165

Total assets	Total assets	$665,805	$9,387		$675,192

Liabilities and Equity	Liabilities and Stockholders’ equity
Current liabilities:	Current liabilities:
Current portion of long-term debt, net of current unamortized deferred financing costs	Current portion of long-term debt	$1,368			$1,368
Current portion of operating lease liabilities		1,909	(1,909)	(b)	—
Current portion of contract liabilities	Current portion of contract liabilities	27,810	(11,684)	(d)	16,126
Accounts payable	Accounts payable	5,336			5,336

AMI Consolidated Balance Sheet Line Items	Lattice Semiconductor Consolidated Balance Sheet Line Items	AMI Historical	Presentation Adjustments	Note	AMI Historical (As Adjusted)
Income tax payable		4,117	(4,117)	(g)	—
Accrued expenses and other current liabilities	Accrued liabilities	17,880	(2,752)	(b), (c), (g)	15,128
	Accrued payroll obligations	—	8,778	(c)	8,778

Total current liabilities	Total current liabilities	58,420	(11,684)		46,736
Long-term debt, net of unamortized deferred financing costs and less current portion	Long-term debt, net of unamortized deferred financing costs	262,918			262,918
Deferred tax liability		20,617	(20,617)	(h)	—
Operating lease liabilities, net of current portion	Long-term operating lease liabilities, net of current portion	11,041			11,041
Contract liabilities	Contract liabilities, non-current	5,148	(1,347)	(d)	3,801
Other liabilities	Other long-term liabilities	2,010	20,617	(h)	22,627

Total liabilities	Total liabilities	360,154	(13,031)		347,123

Shareholders’ equity	Stockholders’ equity
Common stock	Common stock	3			3
Additional paid-in capital	Additional paid-in capital	340,476			340,476
Accumulated deficit	Retained earnings	(34,032)	22,418	(d)	(11,614)
Accumulated other comprehensive deficit	Accumulated other comprehensive loss	(796)			(796)

Total equity	Total stockholders’ equity	305,651	22,418		328,069

Commitments and contingencies	Contingencies

Total liabilities and equity	Total liabilities and stockholders’ equity	$665,805	$9,387		$675,192

(a)

Reflects reclassification of the $3.6 million of contract assets from accounts receivable, net to prepaid expenses and other current assets to conform AMI’s historical balances to the financial statement presentation of Lattice.

(b)

Reflects reclassification of $1.9 million of current portion of operating lease liabilities to accrued liabilities to conform AMI’s historical balances to the financial statement presentation of Lattice.

(c)

Reflects reclassification of $8.8 million of payroll-related accrued liabilities from accrued liabilities to accrued payroll obligations to conform AMI’s historical balances to the financial statement presentation of Lattice.

(d)

Reflects adjustments to contract asset and contract liability amounts to conform AMI’s balances with Lattice’s accounting policy which include an increase of $9.4 million to prepaid expenses and other current assets; decreases of $11.7 million and $1.3 million to current portion of contract liabilities and contract liabilities, non-current, respectively; and a net increase to retained earnings of $22.4 million.

(e)	Reflects reclassification of $0.3 million of short-term investments to cash and cash equivalents to conform AMI’s historical balances to the financial statement presentation of Lattice.
(f)

Reflects reclassification of $273.3 million pertaining to AMI’s historical balances for Developed technology, net; Trademarks, net; and Customer relationship, net to Intangible assets, net to conform AMI’s historical balances to the financial statement presentation of Lattice.

(g)	Reflects reclassification of $4.1 million of income tax payable to accrued liabilities to conform AMI’s historical balances to the financial statement presentation of Lattice.
(h)	Reflects reclassification of $20.6 million of deferred tax liability to other long-term liabilities to conform AMI’s historical balances to the financial statement presentation of Lattice.

Refer to the table below for a summary of identified presentation adjustments made to present AMI’s consolidated statement of operations for the six months ended June 30, 2026, to conform presentation to that of Lattice (in thousands):

AMI Consolidated Statement of Operations Line Items	Lattice Semiconductor Consolidated Statement of Operations Line Items	AMI Historical	Presentation Adjustments	Note	AMI Historical (As Adjusted)
Revenues	Revenue		$104,209	(b), (c)	$104,209
License		66,503	(66,503)	(c)	—
Professional services		21,670	(21,670)	(c)	—
Hardware		14,084	(14,084)	(c)	—
Cost of revenue (exclusive of depreciation and amortization)	Cost of revenue		30,217	(a), (d)	30,217

Cost of product		11,174	(11,174)	(d)	—

Cost of services (exclusive of depreciation and amortization)		22,194	(22,194)	(d)	—
Operating expenses	Operating expenses:
Research and development expenses	Research and development	20,583	(2,726)	(a)	17,857
Selling, general and administrative expenses	Selling, general, and administrative	22,071	7,083	(a)	29,154
Depreciation and amortization		21,781	(21,781)	(a)	—
	Amortization of acquired intangible assets		20,575	(a)	20,575

Interest expense, net	Interest income (expense), net	12,762			12,762
Other (income), net	Other income (expense), net	(376)			(376)

Total costs and expenses		110,189	—		110,189

Loss before income taxes	Income (loss) before income taxes	(7,932)	1,952		(5,980)
(Benefit) provision for income tax	Income tax expense	(3,224)	410	(b)	(2,814)

Net loss of AMI Top Co, Inc. and Subsidiaries	Net income (loss)	$(4,708)	$1,542		$(3,166)

(a)

Reflects the reclassification of amounts between cost of revenue, research and development, selling, general, and administrative and amortization of acquired intangible assets to conform with the financial statement presentation of Lattice.

(b)	Reflects an increase to revenue of $2.0 million to conform the amount recorded by AMI with Lattice’s accounting policy and associated income tax expense impact based on the statutory rate of 21%.
(c)	Reflects the reclassification of AMI’s Licensing, Professional services, and Hardware revenues to Revenues to conform with the financial statement presentation of Lattice.
(d)

Reflects the reclassification of AMI’s cost of product and Cost of services (exclusive of depreciation and amortization) into a single line item of cost of revenue to conform with the financial statement presentation of Lattice.

Refer to the table below for a summary of identified presentation adjustments made to present AMI’s consolidated statement of operations for the year months ended December 31, 2025, to conform presentation to that of Lattice (in thousands):

AMI Consolidated Statement of Operations Line Items	Lattice Semiconductor Consolidated Statement of Operations Line Items	AMI Historical	Presentation Adjustments	Note	AMI Historical (Adjusted)
Revenues	Revenue		$202,759	(b),(c)	$202,759
License		106,467	(106,467)	(c)	—
Professional services		55,922	(55,922)	(c)	—
Hardware		32,313	(32,313)	(c)	—
Cost of revenue (exclusive of depreciation and amortization)	Cost of revenue		60,527	(a),(d)	60,527

Cost of product		24,053	(24,053)	(d)	—
Cost of services (exclusive of depreciation and amortization)		41,745	(41,745)	(d)	—

Operating expenses	Operating expenses:
Research and development expenses	Research and development	36,465	6,340	(a)	42,805
Selling, general and administrative expenses	Selling, general, and administrative	36,769	1,273	(a)	38,042
Depreciation and amortization		43,834	(43,834)	(a)	—
	Amortization of acquired intangible assets		41,492	(a)	41,492

Interest expense, net	Interest income (expense), net	27,046			27,046
Other (income), net	Other income (expense), net	(369)			(369)

Total costs and expenses		209,543	—		209,543

Loss before income taxes	Income (loss) before income taxes	(14,841)	8,057		(6,784)
(Benefit) provision for income tax	Income tax expense	(827)	1,692	(b)	865

Net loss of AMI Top Co, Inc. and Subsidiaries	Net income (loss)	(14,014)	$6,365		$(7,649)

(a)

Reflects the reclassification of amounts between cost of revenue, research and development, selling, general, and administrative and amortization of acquired intangible assets to conform with the financial statement presentation of Lattice.

(b)	Reflects an increase to revenue of $8.1 million to conform the amount recorded by AMI with Lattice’s accounting policy and associated income tax expense impact based on the statutory rate of 21%.
(c)	Reflects the reclassification of AMI’s Licensing, Professional services, and Hardware revenues to Revenues to conform with the financial statement presentation of Lattice.
(d)

Reflects the reclassification of AMI’s cost of product and Cost of services (exclusive of depreciation and amortization) into a single line item of cost of revenue to conform with the financial statement presentation of Lattice.

3. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of July 4, 2026

The adjustments included in the unaudited pro forma condensed combined balance sheet as of July 4, 2026 are as follows:

(A)

Reflects the purchase price allocation adjustments to record AMI’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at adjustment (AA). Additionally, this adjustment reflects the recording of the preliminary estimate of goodwill and the elimination of the historical equity balances of AMI.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. Goodwill is recognized as a result of the Acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets of AMI. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Lattice in the Acquisition, reconciled to the estimated purchase consideration (in thousands):

Net Assets Acquired	Preliminary Fair Value
Cash and cash equivalents	$30,525
Restricted cash	2,185
Accounts receivables	47,103
Inventories	145
Prepaid expenses and other current assets	16,234
Restricted cash, net of current portion	28
Property and equipment	5,573
Operating lease right-of-use assets	19,078
Goodwill	1,051,926
Intangible assets (1)	551,000
Other long-term assets	1,165
Deferred income taxes	(59,220)
Accounts payable	(5,336)
Current portion of contract liabilities	(16,126)
Accrued liabilities	(23,411)
Accrued payroll obligations	(9,592)
Contract liabilities, non-current	(3,801)
Long-term operating lease liabilities, net of current portion	(16,142)
Other long-term liabilities	(2,858)

Total Fair Value	$1,588,476

Consideration Transferred
Cash consideration (2)	$733,492
Settlement of AMI’s debt (3)	272,224
Common Stock consideration (4)	582,760

Total Purchase Consideration	$1,588,476

(1)	Intangible assets were comprised of the following:

Asset type	Fair value (in thousands)	Useful Life	Valuation methodology
Tradename and Trademark	$37,000	7 years	Relief from Royalty
Developed Technology – Boot Firmware	132,000	7 years	Relief from Royalty
Developed Technology – Manageability and Security	126,000	7 years	Relief from Royalty
Customer relationships	256,000	10 years	Multi-Period Excess Earnings

Total intangible assets	$551,000

(2)	This amount represents cash consideration paid to AMI’s shareholders and vested option holders.
(3)

In addition to the purchase consideration provided in the form of cash, $272.2 million of AMI’s outstanding long-term debt as of the Closing Date has been repaid. AMI’s debt was settled upon closing due to a change in control provision within their legacy debt agreement.

(4)

Equity consideration is provided in the form of Common Stock of Lattice and is calculated as 4,741,352 shares of Lattice Common Stock issued to AMI shareholders, multiplied by $122.91, the closing share price of Lattice on July 27, 2026.

(B)

Reflects the impact of the cash payment made on the date of the Acquisition for $4.2 million of Lattice’s transaction costs incurred and $13.6 million of the AMI liabilities assumed related to AMI’s transaction costs, as well as the accrual of $10.1 million of Lattice’s transaction costs incurred but not paid as of the date of the Acquisition, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. Additionally, this reflects the net $14.3 million decrease to retained earnings and net $3.5 million decrease to accrued liabilities as a result of these adjustments. The related income statement adjustment incurred is reflected at adjustment (BB).

(C)

Reflects the impact of nonrecurring compensation costs related to cash payments made to certain AMI employees in connection with the Acquisition, and the associated employer portion of payroll tax payable for such amounts. The related income statement adjustment is reflected at adjustment (CC).

(D)

Reflects the issuance of the term loan facility in an aggregate principal amount of $925 million, of which $34.7 million is current, as adjusted for debt issuance costs of $6.6 million. The related income statement adjustment is reflected at adjustment (FF).

4. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of operations for the Six Months ended July 4, 2026 and for the Year ended January 3, 2026

(AA) Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:

•

Amortization expense on intangible assets - Reflects an increase in amortization expense (net off historical amortization of intangibles already recorded) in the amount of $13.3 million for the six months ended July 4, 2026 and $26.3 million for the year ended January 3, 2026 pertaining to fair value adjustments and recording of new intangible assets as of Closing Date, as well as application of useful lives as per the Company’s policy.

Asset type	Useful Life	Fair value	Amortization for the year ended January 3, 2026	Amortization for the six months ended July 4, 2026
	(in thousands)
Tradename and Trademark	7 years	$37,000	$5,286	$2,643
Developed Technology – Boot Firmware	7 years	132,000	18,857	9,429
Developed Technology – Manageability and Security	7 years	126,000	18,000	9,000
Customer relationships	10 years	256,000	25,600	12,800

Total amortization to be recorded			$67,743	$33,872
Less: Historical amortization			(41,492)	(20,575)

Incremental amortization			$26,251	$13,297

•

Depreciation expense on Property and equipment - Reflects the $0.3 million net decrease in depreciation expense resulting from the removal of the historical depreciation expense of $1.2 million and recognition of $0.9 million depreciation expense in applying the useful lives as per the Company’s policy for the six months ended July 4, 2026, and the $0.2 million net decrease in depreciation expense resulting from the removal of the historical depreciation expense of $2.3 million and recognition of $2.1 million depreciation expense in applying the useful lives as per the Company’s policy for the year ended January 3, 2026.

•

Operating lease cost on lease balances - Reflects a decrease in operating lease cost in the amount of $0.1 million for the six months ended July 4, 2026 and an increase of $0.4 million for the year ended January 3, 2026 recorded within selling, general and administrative expense pertaining to remeasurement of the right-of-use assets and lease liabilities on Closing Date as part of Acquisition.

(BB)

Reflects the impact of nonrecurring expenses related to transaction costs in the amount of $14.3 million, for the year ended January 3, 2026, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet statement adjustment is reflected at adjustment (B).

(CC)

Reflects the impact of nonrecurring compensation costs related to cash payments made to certain employees and associated payroll tax payable in the amount of $8.6 million in connection with the Acquisition. The related balance sheet adjustment is reflected at adjustment (C).

(DD)

Reflects the incremental stock-based compensation cost for new restricted stock units in the amount of $24.8 million for the six months ended July 4, 2026 and $48.7 million for the year ended January 3, 2026.

(EE)

Reflects an elimination of interest expense amounting to $12.8 million for the six months ended July 4, 2026 and $27.2 million for the year ended January 3, 2026 related to the repayment of long-term debt of AMI.

(FF)

Reflects interest expense amounting to $25.9 million for the six months ended July 4, 2026 and $53.3 million for the year ended January 3, 2026 related to issuance of term loan facility as presented at adjustment (D). The term loan facility has a variable interest rate based on Secured Overnight Financing Rate (“SOFR”) plus 1.75%. An increase or decrease of one-eighth of a percent in the interest rate would result in an increase or decrease in interest expense of $0.6 million and $1.2 million for the six months ended July 4, 2026 and for the year ended January 3, 2026 respectively. This adjustment also includes the amortization of estimated debt issuance costs of $0.6 million and $1.2 million for the six months ended July 4, 2026 and for the year ended January 3, 2026, respectively, pertaining to the term loan facility as presented at adjustment (D).

(GG)	Reflects the tax impact of all pro forma adjustments for the six months ended July 4, 2026 and for the year ended January 3, 2026, calculated using a statutory rate of 21%.

5. Unaudited Pro Forma Earnings Per Share

The pro forma net income per share calculations have been performed for the six months ended July 4, 2026 and for the year ended January 3, 2026, assuming the Acquisition occurred on December 29, 2024.

	For the Six Months Ended	For the Year Ended
	July 4, 2026	January 3, 2026
(in thousands, except per share data)
Numerator
Pro forma net income (loss)	$(2,131)	$(102,633)
Denominator
Lattice weighted average number of common shares outstanding	136,932	137,091
Add: Shares issued to AMI shareholders in the Acquisition	4,741	4,741

Pro forma shares used in basic net income per share	141,673	141,832
Pro forma net income (loss) per share – Basic	$(0.02)	$(0.72)

Pro forma shares used in basic net income per share	141,673	141,832
Add: Dilutive effect of employee equity incentive awards (*)	—	—
Pro forma shares used in diluted net income (loss) per share (*)	141,673	141,832

Pro forma net income (loss) per share – Diluted (*)	$(0.02)	$(0.72)

(*)

Considering there is a net loss position for the six months ended July 4, 2026 and the year ended January 3, 2026, the inclusion of additional shares issuable under employee equity incentive awards would only be anti-dilutive. As such, basic EPS and diluted EPS is calculated as same for the six months ended July 4, 2026 and the year ended January 3, 2026.